EXHIBIT 10.2

                           CONVERTIBLE PROMISSORY NOTE

Issuer:                    Nuevo Financial Centers, Inc.

Investor:                  Current Shareholders

                           Amount: Minimum investment of $5,000

Securities:                Convertible  Promissory Note (the "Note") to be
                           repaid through either conversions by the Investor into cash or into quoted ordinary shares of the Issuer's common stock.

Term: The Note shall mature twelve months (12) from the date of Closing.

Coupon:                    The Note shall be redeemed or converted, including an
                           interest rate ("Coupon") on the Gross Proceeds
                           accruing at the rate of ten percent (10%) per annum
                           from the Closing Date to the Conversion Date.
Voluntary
Conversion:                The Investor shall have the right to convert the Note
                           into cash, including the coupon, at his sole option
                           at any time but only after it has raised $1 million
                           in any type of financing, or the Investor may convert
                           into common shares at any time.
Mandatory
Redemption:                Upon the closing of the proposed $5 million PIPE
                           transaction, the balance of the Note and any and all accrued Coupon then owing shall be subject to mandatory redemption into cash; provided, that the Investor may elect to convert any Note into stock at any time on or before closing of the PIPE transaction but only after the SB-2 filing becomes effective.

Non-Binding
Commitment:                This Term Sheet is not an offer or commitment of any
                           kind to arrange or provide any form of financing and, does not create any legally binding obligations on the Investor or the Company, their respective affiliates or any other person or entity.

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                                   TERM SHEET
                                (FOR REVIEW ONLY)

                      CONVERTIBLE PROMISSORY NOTE (cont'd)

I, _________________________, hereby agree and fully understand all terms listed on page one of this document concerning the Nuevo Financial convertible promissory note. My investment will total $______________.

Amount Purchased           $_____________________

Signature:                  _____________________

Date:                       _____________________

Full Name:                  _____________________

E-mail:                     _____________________

Address:                    _____________________

                            _____________________

                            _____________________